Exhibit 99.1
Terayon Announces Retention of Current Auditor to Audit 2004 Financial Statements
Santa Clara, California – May 26, 2006 – Terayon Communication Systems, Inc. (Pink Sheets: TERN.PK) today announced that it has retained Stonefield Josephson, Inc., which is currently auditing the Company’s consolidated financial statements for the year ended December 31, 2005, to audit the Company’s consolidated financial statements for the year ended December 31, 2004 and review the quarters of 2004 and, if necessary, to audit the Company’s consolidated financial statements for the year ended December 31, 2003 and review the quarters of 2003. Management is continuing to review the financial statements and the Company’s revenue recognition policies to determine whether it will recommend to the Audit Committee that the previously announced restatement of the Company’s consolidated financial statements for 2004 will require any additional restatements or audits for any prior periods, such as 2003. FTI Consulting has been retained to assist management in determining and implementing the Company’s revenue recognition policies.
     As previously disclosed, there can be no assurance that management or the Company’s independent auditor will not identify additional issues or other considerations in connection with the restatement and the audit and review process, or that these issues or considerations will not require additional adjustments to the Company’s prior financial results for annual or quarterly periods in addition to 2004. The filing of the Company’s Form 10-K for the fiscal year ended December 31, 2005 and the Company’s Form 10-Q’s for the quarters ended March 31, 2006 and September 30, 2005 will be delayed pending the completion of the restated consolidated historical financial statements. In light of the uncertainty over the timing of the completion of the restatements, the Company has withdrawn its appeal to the NASDAQ Listing and Hearing Review Council to review the NASDAQ Listing Qualifications Panel’s March 31, 2006 decision to delist the Company’s securities from The NASDAQ National Market.
     In addition, the Company’s Board of Directors approved the terms of the bonus arrangements for Jerry Chase, the Company’s Chief Executive Officer, and Mark Richman, the Company’s Chief Financial Officer. Under the approved bonus arrangements, Messrs. Chase and Richman are eligible to earn a target bonus equal to 75% of their respective base salaries in accordance with their employment agreements. Bonus awards, if any, will be based on achievement of specified EBITDA and revenue objectives, each of which will be weighted equally and will determine payment of the respective portion of the target bonus amount.

Terayon Announces Retention of Current Auditor to Audit 2004 Financial Statements

MEANINGFUL CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Except for historical information contained in this press release, the matters discussed in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking information, and are based on current expectations, estimates, forecasts and projections of future Company or industry performance based on management’s judgment, beliefs, current trends and market conditions. Such forward-looking statements include, but are not limited to, statements relating to Terayon’s financial condition, cash balances and liquidity, Terayon’s ability to complete the restatement and reaudit and regain compliance with SEC reporting and NASDAQ listing requirements; any potential re-listing of the Company’s securities on The NASDAQ National Market, and the trading of Terayon’s common stock on the Pink Sheets. There can be no assurance as to when Terayon’s processes, such as the restatement of its annual and quarterly financial statements, the audit and review, as applicable, of its annual and quarterly financial statements by its independent auditor, the filing of its Forms 10-K and 10-Q and compliance with SEC reporting and NASDAQ listing requirements, will be completed, that the restatement will not result in a finding of one or more material weaknesses in internal control over financial reporting, that other accounting errors or control deficiencies which individually or in the aggregate constitute a material weakness will not be identified during the preparation and audit of the consolidated financial statements, that adjustments to and restatements of other periods will not be required, the need for and effective implementation of any related corrective actions, and the ability of our independent auditors to complete the restatements. In addition, our financial results, liquidity and stock price may suffer as a result of the previously announced restatement, the de-listing of our common stock by NASDAQ, any subsequent action by NASDAQ and the trading of Terayon’s common stock on the Pink Sheets, the extent to which market makers for our stock exist and quote our stock on the Pink Sheets, the cost of completing the restatement and the audit and review of the Company’s financial statements, the Company’s ability to control operating expenses and maintain adequate cash balances for operating the business going forward, disagreement by any of the parties to the proposed settlement of the pending class action litigation, the ongoing SEC investigation, any adverse response of the Company’s vendors, customers, stockholders, media and others relating to the delay or restatement of the Company’s financial statements or the de-listing of our common stock from NASDAQ, adverse changes in economic, business, competitive, technological and regulatory factors and trends, the review and application of the Company’s accounting processes, policies and procedures, and additional uncertainties related to accounting. Actual outcomes and results may differ materially from what is expressed, expected, anticipated, or implied in any forward-looking statement. Additional information concerning these and other risk factors affecting Terayon’s business can be found in prior press releases as well as in Terayon’s public periodic filings with the Securities and Exchange Commission, available via Terayon’s web site at www.terayon.com. Terayon disclaims any intent or obligation to update these forward-looking statements beyond the date of this release.

Terayon Announces Retention of Current Auditor to Audit 2004 Financial Statements

Note: Terayon and the Terayon logo are registered trademarks of Terayon Communication Systems, Inc. All other trademarks are property of their respective owners.
About Terayon
     Terayon Communication Systems, Inc. (Pink Sheets: TERN.PK) provides real-time digital video networking applications to cable, satellite and telecommunication service providers worldwide, which have deployed more than 6,000 of Terayon’s digital video systems to localize services and advertising on-demand and brand their programming, insert millions of digital ads, offer HDTV and other digital video services. Terayon maintains its headquarters in Santa Clara, California; has sales and support offices worldwide and is on the web at www.terayon.com.
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Press Contacts:	Investor Contact:
Rebecca West	Kirsten Chapman / Moriah Shilton
Atomic PR	Lippert/Heilshorn & Associates
(415) 402-0230	(415) 433-3777
rebecca@atomicpr.com	moriah@lhai-sf.com